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                                                                     EXHIBIT 3.3

                                 AMENDED BYLAWS
                           OF MATRIA HEALTHCARE, INC.,

                             A DELAWARE CORPORATION

                           EFFECTIVE FEBRUARY 20, 2003

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                                TABLE OF CONTENTS
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                                                                                                                    PAGE
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
ARTICLE I........................................................................................................     1

         Offices.................................................................................................     1

                  Section 1.1.......Registered Office............................................................     1

                  Section 1.2.......Principal Office.............................................................     1

                  Section 1.3.......Other Offices................................................................     1

ARTICLE II.......................................................................................................     1

         Meetings of Stockholders................................................................................     1

                  Section 2.1.......Time and Place of Meetings...................................................     1

                  Section 2.2.......Annual Meetings of Stockholders..............................................     1

                  Section 2.3.......Special Meetings.............................................................     2

                  Section 2.4.......Stockholder Lists............................................................     2

                  Section 2.5.......Notice of Meetings...........................................................     3

                  Section 2.6.......Quorum and Adjournment.......................................................     3

                  Section 2.7.......Voting.......................................................................     3

                  Section 2.8.......Proxies......................................................................     4

                  Section 2.9.......Inspectors of Election.......................................................     4

ARTICLE III......................................................................................................     5

         DIRECTORS...............................................................................................     5

                  Section 3.1.......Powers.......................................................................     5

                  Section 3.2.......Number, Election and Tenure..................................................     5

                  Section 3.3.......Nominations..................................................................     5

                  Section 3.4 ......Vacancies and Newly Created Directorships....................................     6

                  Section 3.5 ......Meetings.....................................................................     6

                  Section 3.6 ......Annual Meeting...............................................................     6

                  Section 3.7 ......Regular Meetings.............................................................     6

                  Section 3.8 ......Special Meetings.............................................................     6

                  Section 3.9 ......Quorum and Voting Requirements...............................................     7
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
                  Section 3.10 .....Fees and Compensation........................................................     7

                  Section 3.11......Meetings by Telephonic Communication.........................................     7

                  Section 3.12......Action Without Meetings......................................................     7

                  Section 3.13......Committees...................................................................     7

                  Section 3.14......Designation of Committees, Powers and Duties,
                                    Meetings, Vacancies and Removal..............................................     8

ARTICLE IV.......................................................................................................    10

         OFFICERS................................................................................................    10

                  Section 4.1.......Appointment, Duties and Terms of Office......................................    10

                  Section 4.2.......Removal and Resignation......................................................    10

                  Section 4.3.......Chairman.....................................................................    10

                  Section 4.4.......President/CEO................................................................    10

                  Section 4.5.......Vice President...............................................................    10

                  Section 4.6.......Secretary and Assistant Secretary............................................    11

                  Section 4.7.......Chief Financial Officer......................................................    11

                  Section 4.8.......Treasurer....................................................................    11

                  Section 4.9.......Assistant Officers...........................................................    11

ARTICLE V........................................................................................................    12

         SEAL....................................................................................................    12

ARTICLE VI.......................................................................................................    12

         FORM OF STOCK CERTIFICATE...............................................................................    12

ARTICLE VII......................................................................................................    12

         REPRESENTATION OF SHARES OF OTHER CORPORATION...........................................................    12

ARTICLE VIII.....................................................................................................    13

         TRANSFERS OF STOCK......................................................................................    13

ARTICLE IX.......................................................................................................    13

         LOST, STOLEN OR DESTROYED CERTIFICATES..................................................................    13

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
ARTICLE X........................................................................................................    13

         RECORD DATE.............................................................................................    13

ARTICLE XI.......................................................................................................    13

         REGISTERED STOCKHOLDERS.................................................................................    13

ARTICLE XII......................................................................................................    14

         Fiscal Year.............................................................................................    14

ARTICLE XIII.....................................................................................................    14

         AMENDMENTS..............................................................................................    14

ARTICLE XIV......................................................................................................    14

         DIVIDENDS...............................................................................................    14

                  Section 14.1......Declaration..................................................................    14

                  Section 14.2......Set Aside Funds..............................................................    14

ARTICLE XV.......................................................................................................    14

         INDEMNIFICATION AND INSURANCE...........................................................................    14

                  Section 15.1......Right to Indemnification.....................................................    14

                  Section 15.2......Right of Claimant to Bring Suit..............................................    15

                  Section 15.3......Non-Exclusivity of Rights....................................................    15

                  Section 15.4......Insurance....................................................................    15

                  Section 15.5......Expenses as a Witness........................................................    16

                  Section 15.6......Indemnity Agreements.........................................................    16

                  Section 15.7......Settlement of Claims.........................................................    16

                  Section 15.8......Effect of Amendment..........................................................    16

                  Section 15.9......Subrogation..................................................................    16

                  Section 15.10.....No Duplication of Payments...................................................    16
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

                           AMENDED AND RESTATED BYLAWS
                           OF MATRIA HEALTHCARE, INC.,
                             A DELAWARE CORPORATION

                                    ARTICLE I
                                     OFFICES

         SECTION 1.1       REGISTERED OFFICE. The registered office of Matria
Healthcare, Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the "Board").

         SECTION 1.2 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

         SECTION 1.3 OTHER OFFICES. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 TIME AND PLACE OF MEETINGS. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.2 ANNUAL MEETINGS OF STOCKHOLDERS. The annual meeting of stockholders shall be held on such date and at such time and place as may be fixed by the Board and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board, or (iii) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, either pursuant to Securities and Exchange Commission Rule 14a-8, 14a-4, or otherwise, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice (other than a notice of director nominations, which shall be governed by Section 3.3) must be delivered to or mailed and received at the principal executive offices of the Corporation within the time period specified in Securities and Exchange
Commission Rule 14a-8(e)(2), or any successor rule.


         A stockholder's notice (other than a notice of director nominations, which shall be governed by Section 3.3) shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the annual meeting containing all material information related thereto, (ii) the name, business address and record address of the stockholder proposing such business and any person or entity acting in concert with the stockholder with respect to such proposal, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and any other person or entity identified in clause (iv), (iv) any material interest of the stockholder, and any other person or entity identified in clause (ii), in such business, and (v) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and the stockholder to consider such proposal. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Section 2.2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.2, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 2.3 SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings, and shall be called by the president or secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning 75% of the entire capital stock of the Corporation issued and outstanding and entitled to vote, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 2.4 STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order by each class and/or series of stock entitled to vote, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the duration thereof, and may be inspected by any stockholder who is present.

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         SECTION 2.5       NOTICE OF MEETINGS. Notice of each meeting of
stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         Whenever any notice is required to be given under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2.6 QUORUM AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

         SECTION 2.7 VOTING. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such vote

                                       3

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may be by voice or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

         Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

         SECTION 2.8 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

         SECTION 2.9 INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation or the Chairman of the meeting shall appoint one or more alternate inspectors to replace any inspector who fails to act. Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Each inspector shall perform his or her duties and shall make all determinations in accordance with the Delaware General Corporation Law including, without limitation, Section 231 of the Delaware General Corporation Law.

         The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

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         The appointment of inspectors of election shall be in the discretion of the Board except that as long as the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, appointment of inspectors shall be obligatory.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 3.1 POWERS. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the stockholders attending the meeting, adoption of an agency, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the time of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

         SECTION 3.2 NUMBER, ELECTION AND TENURE. The Board shall consist of nine (9) members, or such other number as shall be fixed or altered from time to time exclusively by resolutions adopted by the Board. The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. The initial term of office of Class I directors shall expire at the 1996 annual meeting of stockholders; of Class II directors at the 1997 annual meeting of stockholders; and of Class III directors at the 1998 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose terms of office expire in that year shall be elected to hold office for a term of three (3) years. Directors shall be elected by a plurality of the votes of shares of capital stock present in person or represented by proxy at such meeting and entitled to vote on the election of directors. Each director shall hold office until his successor is elected and qualified or until his earlier resignation. No decrease in the number of directors shall shorten the term of any incumbent director.

         SECTION 3.3 NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or by any stockholder of record entitled to vote generally in the election of directors. However, a stockholder may nominate one (1) or more persons for election as directors at an annual meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been delivered or mailed to and received at the principal executive office of the Corporation within the time period specified for other stockholder proposals by Section 2.2 of these Bylaws; provided, however, that if the Corporation did not hold an annual meeting in the previous year, or if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year's meeting, the applicable time period shall be as follows: such notice must have been delivered or mailed to and received not less than sixty (60) days nor more than seventy-five (75) days prior to the meeting; provided that in the event less than seventy (70) days' notice or prior public disclosure of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

         A stockholder's notice shall set forth (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation' capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of common stock held of record, owned beneficially and represented by proxy, by the stockholder, and each proposed nominee, as of the date of the notice; (iv) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (v) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vii) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Board and the stockholders of the Corporation to consider the nomination. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the annual meeting and any such defective nomination shall be disregarded.

         SECTION 3.4 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy on the Board, including any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the Board then in office.

         SECTION 3.5 MEETINGS. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

         SECTION 3.6 ANNUAL MEETING. The Board shall meet as soon as practicable after each annual election of directors.

         SECTION 3.7 REGULAR MEETINGS. Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

         SECTION 3.8 SPECIAL MEETINGS. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board, or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Not less than twenty-four (24) hours notice of all special meetings of the

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Board of Directors shall be given by the Secretary, or in case of the
Secretary's absence, refusal or inability to act, by any other officer, to each director, via personal delivery, telephone, facsimile, electronic mail, or any other means reasonably calculated to provide timely notice to a director of the meeting. Such notice shall set forth the time, date, and place of the meeting. A waiver of notice in writing, signed by any director entitled to notice of a meeting, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting shall be deemed waived by any director who shall attend such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.9 QUORUM AND VOTING REQUIREMENTS. At all meetings of the Board, a majority of the whole Board shall constitute a quorum for the transaction of business. For all purposes hereof, the phrase "whole Board" and phrase "total number of directors" shall mean the total number of directors that the Corporation would have if there were no vacancies. The vote of a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board. Even though a quorum is not present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

         SECTION 3.10 FEES AND COMPENSATION. Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.11 MEETINGS BY TELEPHONIC COMMUNICATION. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         SECTION 3.12 ACTION WITHOUT MEETINGS. Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

         SECTION 3.13 COMMITTEES. The Board may designate and appoint members to committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Notwithstanding the foregoing, no committee of the Board shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251, 252, 254, 255, 256, 257, 258, 263, or 264 of the Delaware General Corporation Law; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law.

         SECTION 3.14 DESIGNATION OF COMMITTEES, POWERS AND DUTIES, MEETINGS, VACANCIES AND REMOVAL.. The Board of Directors of the Corporation shall have an executive committee (the "Executive Committee"), an audit committee (the "Audit Committee"), a compensation and stock option committee (the "Compensation Committee"), a corporate governance and nominating committee (the "Governance Committee"), and such other committees as may be designated by the Board.

         (a) The Executive Committee shall consist of at least three (3) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Executive Committee shall: act in the absence of the full Board of Directors of the Corporation as deemed necessary and appropriate and as permitted by applicable law; keep the full Board of Directors of the Corporation apprised of Executive Committee activities and decisions; and conduct detailed review and evaluation of the annual budget prior to submission to the full Board of Directors of the Corporation.

         (b) The Audit Committee shall consist of at least three (3) members, all of whom shall be eligible to serve on the Audit Committee under any applicable requirements of the National Association of Securities Dealers, Inc. ("NASD"). In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Audit Committee shall: have sole authority to appoint or replace the independent auditor of the Corporation; meet with the Corporation's outside auditors and the Corporation's Chief Financial Officer and their respective staffs to review and evaluate accounting and control systems, issues and related matters; meet independently with the Corporation's auditors and Chief Financial Officer to discuss the accuracy and integrity of the Corporation's financial reporting, management information and control systems, and any other appropriate issues; and perform any other functions which are required by applicable NASD or other rules or are otherwise appropriate for the Audit Committee's review or involvement. The Audit Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the

Chairman of the Board, President/CEO, Chief Financial Officer, outside auditors, any member of the Audit Committee or any member of the Corporation's Board of Directors.

         (c) The Compensation Committee shall consist of at least two (2) members, and the composition of such committee shall at all times satisfy the requirements of Securities and Exchange Commission Rule 16b-3 and Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Compensation Committee shall: review and approve salaries, bonuses and other compensation for all officers designated by the Board as executive officers; review, approve and administer all incentive and special compensation plans and programs, including stock option plans and related longer term incentive compensation programs; determine grants under all incentive and special compensation plans and programs; review and approve management succession planning; and conduct special competitive compensation studies and retain compensation consultants as deemed necessary and appropriate. The Compensation Committee may, in its discretion, review and approve the salaries, bonuses and other compensation of other officers of the Corporation upon their initial election or appointment as officers. The Compensation Committee shall meet no less frequently than twice a year, with special meetings to be called at the direction of the Chairman of the Board, President/CEO, or any member of the Compensation Committee.

         (d) The Governance Committee shall consist of at least three (3) and not more than five (5) members, all of whom shall be eligible to serve on the Governance Committee under any applicable requirements of the NASD. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Governance Committee shall: identify, screen and nominate candidates for election to the Board of Directors of the Corporation by the full Board of Directors of the Corporation or by the stockholders of the Corporation, as applicable; and recommend to the full Board of Directors compensation and retirement policies for members of the Board of Directors of the Corporation. The Governance Committee shall meet no less frequently than once per year, with special meetings to be called at the direction of any member of the Governance Committee.

         (e)      Each committee designated and appointed pursuant to this
Article III shall keep regular minutes of its actions and proceedings and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures (unless fixed in the resolution designating such committee), and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee (or the Board) fail to fix such rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible to such committee. At every meeting of any committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         (f) The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or

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members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board shall have the power at any time to remove any member of a committee and to appoint other directors in lieu of the person so removed and shall also have the power to fill vacancies in a committee.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 APPOINTMENT, DUTIES AND TERMS OF OFFICE. The senior officers of the Corporation shall be elected by the Board and shall be a Chairman of the Board ("Chairman"), a President and Chief Executive Officer ("President/CEO"), a Secretary, a Treasurer and a Chief Financial Officer. The Board may also elect such other officers as it deems necessary or appropriate. Each officer elected by the Board shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. In addition to the authority of the Board set forth in this
Section 4.1, the Chairman, President/CEO, and any Executive Vice President of the Corporation shall have the authority to appoint one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, none of whom may be designated an Executive Vice President or Senior Vice President ("Appointed Officers"). Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity.

         SECTION 4.2 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board. Any Appointed Officer may be removed at any time, either with or without cause, by the Chairman, President/CEO or any Executive Vice President. Any officer may resign at any time by giving notice to the Board, the President/CEO or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 4.3 CHAIRMAN. The Chairman shall preside at all meetings of the stockholders and of the Board and shall have such other powers and duties as may from time to time be assigned to him or her by the Board.

         SECTION 4.4 PRESIDENT/CEO. The President/CEO shall be the chief executive officer of the Corporation and shall have such other powers and duties as may from time to time be assigned to him or her by the Board.

         SECTION 4.5 VICE PRESIDENT. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. The Vice Presidents shall perform such duties and have such powers as the Board may from time to time prescribe.

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         SECTION 4.6       SECRETARY AND ASSISTANT SECRETARY. The Secretary
shall attend all meetings of the Board (unless the Board shall determine otherwise) and all meetings of the stockholders and record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         SECTION 4.7 CHIEF FINANCIAL OFFICER. Subject to the powers of the Chairman and the President/CEO, the Chief Financial Officer shall be the principal officer in charge of the financial affairs of the Corporation and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         SECTION 4.8 TREASURER. Subject to the powers of the Chief Financial Officer, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Subject to the powers of the Chief Financial Officer, the Treasurer may disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board requires, an account of the transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         If required by the Board and at the expense of the Corporation, the Chief Financial Officer, the Treasurer, and the Assistant Treasurer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

         SECTION 4.9 ASSISTANT OFFICERS. An assistant officer shall, in the absence of the officer to whom such person is an assistant officer or in the event of such officer's inability or refusal to act, perform the duties of such officer and when so acting, shall have all the powers of and be subject to all the restrictions upon such officer. An assistant officer shall perform such other duties and have such other powers as the Board or the officer appointing any such assistant officer may from time to time prescribe.

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                                    ARTICLE V
                                      SEAL

         It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

                                   ARTICLE VI
                            FORM OF STOCK CERTIFICATE

         Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board, if any, or by the President/CEO or a Vice President, and by the Treasurer or Chief Financial Officer, or the Secretary or an Assistant Secretary certifying the number of shares (and, if applicable, the class and series) owned in the Corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

                                   ARTICLE VII
                  REPRESENTATION OF SHARES OF OTHER CORPORATION

         Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation by the Board, Chairman or President/CEO. The foregoing authority may be exercised either by the President/CEO in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

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                                  ARTICLE VIII
                               TRANSFERS OF STOCK

         Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE IX
                     LOST, STOLEN OR DESTROYED CERTIFICATES

         The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

                                    ARTICLE X
                                   RECORD DATE

         The Board may fix in advance a date, which shall not be more than sixty
(60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE XI
                             REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

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                                   ARTICLE XII
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                  ARTICLE XIII
                                   AMENDMENTS

         These Bylaws may be amended or repealed, or new Bylaws may be adopted
(a) by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Corporation, or (b) by the Board of Directors at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

                                   ARTICLE XIV
                                    DIVIDENDS

         SECTION 14.1 DECLARATION. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

         SECTION 14.2 SET ASIDE FUNDS. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XV
                          INDEMNIFICATION AND INSURANCE

         SECTION 15.1 RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         SECTION 15.2      RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 15.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

         SECTION 15.3 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 15.4 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

         SECTION 15.5 EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation, is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

         SECTION 15.6 INDEMNITY AGREEMENTS. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permitted by Delaware law.

         SECTION 15.7 SETTLEMENT OF CLAIMS. The Corporation shall not be liable to indemnify any director, officer, employee or agent under this Article
(a) for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity at its expense, to participate in the defense of such action.

         SECTION 15.8 EFFECT OF AMENDMENT. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any director, officer, employee or agent existing at the time of such amendment, repeal or modification.

         SECTION 15.9 SUBROGATION. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee or agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

         SECTION 15.10 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the director, officer, employee or agent to the extent the director, officer, employee or agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

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